UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 18, 2011

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 18, 2011, Genworth Financial, Inc. (the “Company”) announced that Martin P. Klein has been appointed Senior Vice President – Chief Financial Officer (Principal Financial Officer) of the Company effective May 11, 2011, following the filing of the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011. Before assuming his position as the Company’s Chief Financial Officer (Principal Financial Officer), Mr. Klein will join the Company as a Senior Vice President on April 11, 2011.

Mr. Klein, age 51, previously served as a managing director and senior relationship manager of Barclays Capital, the investment banking division of Barclays Bank, PLC, since its acquisition of the U.S. investment banking and brokerage operations of Lehman Brothers Holdings, Inc. in 2008. From 2005 to 2008, Mr. Klein served as a managing director and the head of the insurance and pension solutions groups at Lehman Brothers, and from 2003 to 2005 served as a managing director and the head of the insurance solutions group. From 2004 to 2006, Mr. Klein also served as the president of Lehman Re, a reinsurance subsidiary of Lehman Brothers. From 1998 to 2003, Mr. Klein was a senior vice president and chief insurance strategist at Lehman Brothers. Prior thereto, Mr. Klein had been with Zurich Insurance Group, where he was a managing director of Zurich Investment Management from 1996 to 1998, and managing principal of Centre Chase Investment Advisors, an affiliate of Zurich, from 1994 to 1996. From 1992 to 1994, Mr. Klein was an executive vice president and chief financial officer of ARM Financial Group, Inc., and from 1990 to 1992 was a managing director of the capital management group of ICH Corporation. From 1983 to 1990, Mr. Klein was with Providian Corporation. Mr. Klein is a Fellow of the Society of Actuaries and a Chartered Financial Analyst. He received his B.A. in Mathematics and Business Administration from Hope College in Holland, Michigan in 1981, and a M.S. in Statistical and Actuarial Sciences from University of Iowa in Iowa City, Iowa in 1983.

Mr. Klein will receive an annual base salary of $550,000, the ability to earn an annual performance-based cash incentive award at a target of 100% of his base salary, and the ability to receive a mid-term incentive award. He will also receive a cash hiring bonus of $200,000 payable on or before March 15, 2012 and $200,000 payable on or before March 15, 2013. In addition, Mr. Klein will receive 75,000 stock appreciation rights (SARs) and 30,000 restricted stock units (RSUs) under the Genworth Financial, Inc. 2004 Omnibus Incentive Plan, to be granted on the first business day of the month following his date of hire. The SARs and the RSUs will both vest 25% per year beginning on the first anniversary of the grant date. Mr. Klein will also receive a lump sum of $12,500 and other reimbursements associated with relocation expenses. Mr. Klein, as an executive officer of the Company, will participate in the same benefit programs, as amended from time to time, as the Company’s other executive officers.

Patrick B. Kelleher, who has been serving as Chief Financial Officer (Principal Financial Officer) of the Company, will cease to serve in such capacity effective May 11, 2011, when Mr. Klein assumes his position as the Company’s Chief Financial Officer (Principal Financial Officer). As previously disclosed, Mr. Kelleher will continue to serve as an Executive Vice President - Genworth and the leader of the Company’s Retirement and Protection segment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: March 18, 2011	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President,
General Counsel and Secretary

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